Exhibit 10.1
VISTACARE, INC.
1998 STOCK OPTION PLAN
STOCK PURCHASE AGREEMENT
     Section 1. Purchase of Common Stock.
          (a) Purchase. VistaCare, Inc. (the “Company”) maintains the VistaCare, Inc. 1998 Stock Option Plan (as amended and/or restated from time to time, the “Plan”), a copy of which has been made available to the Purchaser named in the Summary of Stock Purchase (the “Grant Notice”) set forth on Exhibit A attached hereto and such Grant Notice is incorporated herein by this reference. Subject to the terms and conditions set forth in this Stock Purchase Agreement (the “Agreement”), the Grant Notice and the Plan, the Company hereby agrees to sell and issue to the Purchaser the number of shares of Common Stock (collectively, the “Purchased Shares”) set forth in the Grant Notice. Such sale and issuance shall occur at the offices of the Company on the Date of Purchase set forth in the Grant Notice.
          (b) Consideration. The Purchaser agrees to pay the Purchase Price, if any, set forth in the Grant Notice for each Purchased Share. Payment shall be made on the Date of Purchase in cash or cash equivalents.
          (c) Issuance of Shares. After receiving the Aggregate Purchase Price for the Purchased Shares specified in the Grant Notice, the Company shall cause to be issued a certificate or certificates for the Purchased Shares, which certificate or certificates shall be registered in the name of the Purchaser (or in the names of Purchaser and the Purchaser’s spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be deposited in escrow in accordance with Section 3(f) of this Agreement.
          (d) Withholding Taxes. In the event that the Company determines that the Company or any Affiliate of the Company is required to withhold any tax as a result of the purchase of the Purchased Shares, the Purchaser, as a condition to the purchase, shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements. The Purchaser shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of any Purchased Shares.
          (e) Plan and Defined Terms. The transfer of the Purchased Shares pursuant to this Agreement is in all respects subject to the terms, conditions and definitions of the Plan, all of which are hereby incorporated herein by reference. The Purchaser accepts the Purchased Shares subject to all the terms and provisions of the Plan and agrees that all decisions under and interpretations of the Plan by the Board (or the Committee, if applicable) shall be final, binding and conclusive upon the Purchaser and his or her permitted heirs, executors, administrators, successors and assigns. Capitalized defined terms used herein shall have the meanings assigned to them in the Plan, unless such terms are otherwise specifically defined herein or in the Grant Notice.

     Section 2. No Transfer or Assignment of Purchased Shares. Except as otherwise provided in this Agreement or in the Plan, the Purchaser shall not sell, dispose of, assign, encumber, pledge, gift or otherwise transfer (all hereinafter referred to as a “transfer”), any of the Restricted Shares.
     Section 3. Right of Repurchase.
          (a) Scope of Repurchase Right. All of the Purchased Shares shall initially be Restricted Shares and shall be subject to a Right of Repurchase as set forth in this Section 3. The Purchaser shall not transfer any Restricted Shares, or any interest in any Restricted Shares, except pursuant to a Permitted Transfer. As used herein, a “Permitted Transfer” shall mean a transfer of Restricted Shares by the Purchaser (i) by beneficiary designation, will or intestate succession or (ii) to the Purchaser’s spouse, children or grandchildren or to a trust established by the Purchaser for the benefit of the Purchaser or the Purchaser’s spouse, children or grandchildren, provided that, in either case, the transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement and the Plan.
          (b) Condition Precedent to Exercise. Subject to Section 11(f) of the Plan, the Right of Repurchase shall be exercisable with respect to any Restricted Shares only during the 90-day period next following the date (the “Termination Date”) on which the Purchaser’s Continuous Status as an Employee, Director or Consultant terminates for any reason, including (without limitation) death or Disability.
          (c) Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to the Restricted Shares in accordance with the vesting schedule set forth in the Grant Notice, or otherwise in accordance with Section 12(b) of the Plan.
          (d) Repurchase Price. If the Purchaser’s Continuous Status as an Employee, Director or Consultant is terminated other than by the Company or an Affiliate of the Company for “Cause” (as defined below), the repurchase price for each Restricted Share shall be equal to the Purchase Price. If the Purchaser’s Continuous Status as an Employee, Director or Consultant is terminated by the Company or an Affiliate of the Company for Cause, the repurchase price for each Restricted Share shall be equal to the lesser of the (i) the Purchase Price and (ii) the Fair Market Value per share of Common Stock on the date of repurchase.
     For purposes of this Agreement, “Cause” shall mean: (i) the Purchaser’s willful failure to attempt in good faith to follow the legal directions of the executive officer of the Company to whom the Purchaser reports (the “Supervising Officer”), which failure is not cured within ten (10) days following receipt by the Purchaser of written notice from the Supervising Officer specifying the details thereof, (ii) the Purchaser’s conviction of a felony (other than a felony involving a traffic violation or as a result of vicarious liability), (iii) the Purchaser’s commission of an act constituting fraud, embezzlement, larceny or theft with regard to the Company that is of a material nature (other than good faith expense account reimbursement disputes) or (iv) willful misconduct by the Purchaser with regard to the Company that has a material adverse effect on the Company. For purposes of this definition, no act, or failure to act, on the Purchaser’s part shall be considered “willful” unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

          (e) Exercise of Repurchase Right. The Right of Repurchase shall be exercisable only by written notice delivered to the Purchaser prior to the expiration of the period specified in Subsection 3(b) above. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer free and clear of any encumbrances, restrictions, liens or security interests thereon, except for the restrictions set forth in this Agreement and under applicable securities laws. The Company shall, concurrently with the receipt of such certificate(s), pay to the Purchaser the purchase price determined according to Subsection 3(d) above. Payment shall be made in cash or cash equivalents or by canceling indebtedness of the Purchaser to the Company. The Right of Repurchase shall terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Subsection 3(e).
          (f) Escrow. Upon issuance, the certificate(s) for Restricted Shares shall be deposited by the Purchaser with the Company together with a stock power endorsed in blank to be held in accordance with the provisions of this Agreement. In addition, any new, substituted or additional securities or other property distributed upon Restricted Shares shall immediately be delivered to the Company to be held in escrow. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company’s exercise of its Right of Repurchase or (ii) released to the Purchaser upon the Purchaser’s request to the extent the Purchased Shares are no longer Restricted Shares (but not more frequently than once every six months). In any event, when all of the Purchased Shares (and any other vested assets and securities attributable thereto) are no longer Restricted Shares, the certificate(s) for such Purchased Shares shall be released to the Purchaser.
     Section 4. Confidentiality, Non-Competition and Non-Solicitation. In consideration of the Company’s offer to the Purchaser to purchase the Purchased Shares hereunder, the Purchaser hereby covenants, warrants and agrees as follows:
The Purchaser will not at any time, directly or indirectly, disclose or divulge, except as required in connection with the performance of the Purchaser’s duties for the Company, any Confidential Information acquired by the Purchaser during or in connection with the Purchaser’s affiliation with or employment by the Company. The Purchaser shall make no use whatsoever, directly or indirectly, of any Confidential Information, except as required in connection with the performance of the Purchaser’s duties for the Company. Upon the Company’s request at any time and for any reason, the Purchaser shall immediately deliver to the Company all materials (including all copies) in the Purchaser’s possession which contain or relate to Confidential Information. For purposes of this Agreement, “Confidential Information” means all trade secrets and other information of a business, financial, marketing, technical or other nature pertaining to the Company or any of its Affiliates, including information of others that the Company or any of its Affiliates has agreed to keep confidential; provided, that Confidential Information shall not include any information that has entered or enters the public domain through no fault of the Purchaser, was known by the Purchaser prior to the Purchaser’s affiliation with or employment by the Company or which the Purchaser is required to disclose by legal process.

The Purchaser agrees that prior to the termination of the Purchaser’s employment with the Company for whatever reason, and thereafter for two years:
     (i) the Purchaser will not directly or indirectly, individually or as a consultant to, or employee, officer, director, stockholder, partner or other owner of or participant in any business entity other than the Company, engage in or assist any other person to engage in the business of providing hospice services in competition with the Company or any of its Affiliates; and
     (ii) the Purchaser will not directly or indirectly, individually or as a consultant to, or employee, officer, director, stockholder, partner or other owner of or participant in any business entity other than the Company, solicit or hire from the Company or any of its Affiliates, or otherwise materially interfere with the business relationship of the Company or any of its Affiliates with, (i) any person who is, or was within the six-month period immediately prior to the termination of the Purchaser’s employment with the Company, employed by or associated with the Company or any of its Affiliates or (ii) any person or entity who is, or was within the six-month period immediately prior to the termination of the Purchaser’s employment with the Company, a patient referral source for the Company or any of its Affiliates.
     Section 5. Miscellaneous Provisions.
          (a) Rights as a Stockholder. The Purchaser shall not have any rights as a stockholder with respect to any Purchased Shares until the Purchaser has paid the full Purchase Price therefor in accordance with Section 1(b).
          (b) No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon the Purchaser any right to continue to serve as an Employee or Director of or Consultant to the Company or any of its Affiliates or interfere with or otherwise restrict in any way the rights of the Company or any of its Affiliates or of the Purchaser, which rights are hereby expressly reserved by each, to terminate the Purchaser’s employment or other service to the Company or any of its Affiliates at any time and for any reason, with or without cause.
          (c) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon (i) personal delivery, (ii) deposit with a nationally recognized overnight courier or (iii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that the Purchaser most recently provided to the Company in writing.
          (d) Entire Agreement. This Agreement, together with the Plan and the Grant Notice, constitutes the entire understanding between the parties hereto with regard to the subject matter hereof, and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

          (e) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of, the State of Arizona, without regard to its choice of law principles.
          (f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with Section 3, then after such time the person from whom such Restricted Shares are to be purchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.
          (g) Remedies. The Purchaser agrees that the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by the Purchaser, the Company shall, in addition to all other remedies available, be entitled to a temporary or permanent injunction or other equitable relief against the Purchaser, without showing any actual damage, and/or a decree for specific enforcement in accordance with the provisions hereof.
          (h) Severability. If any provision of this Agreement is found unenforceable or illegal, the remainder of this Agreement shall remain in full force and effect.
          (i) Amendments; Waivers. This Agreement may only be amended or modified in writing signed by the Purchaser and the Company. No party shall be deemed to waive any rights hereunder unless such waiver is in writing and signed by such party. A waiver in writing on or more occasions shall not be deemed to be a waiver for any future occasions.
          (j) Counterparts. The Grant Notice may be executed in counterparts, including counterparts by telecopier, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
          (k) Section 83(b) Tax Election. The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by the Purchaser’s filing of an election under Section 83(b) of the Code. Under Section 83 of the Code, the excess of (i) the fair market value of the Restricted Shares on the date any forfeiture restrictions applicable thereto lapse over (ii) the Purchase Price paid for such Restricted Shares will be reportable as ordinary income of the Purchaser on the lapse date. For this purpose, the term “forfeiture restrictions” includes the Right of Repurchase. The Purchaser may elect under Section 83(b) of the Code to be taxed at the time the Restricted Shares are acquired, rather than when and as such Restricted Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within 30 days after the Date of Purchase. Even if the fair market value of the Restricted Shares on the Date of Purchase equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future.
     The form for making a Section 83(b) election is attached hereto as Exhibit B. The Purchaser understands that failure to make this filing within the applicable 30 day period will result in the recognition of ordinary income as the forfeiture restrictions lapse.

     The Purchaser should consult with his or her tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Code Section 83(b) election. The Purchaser acknowledges that it is his or her sole responsibility, and not that of the Company or any of its Affiliates, to file a timely election under Code Section 83(b), even if the Purchaser requests the Company or their representatives to make this filing on the Purchaser’s behalf.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement on ______, ___.
VISTACARE, INC.

By:

Name:

Title:

PURCHASER:

Signature

EXHIBIT A
To
THE STOCK PURCHASE AGREEMENT
SUMMARY OF STOCK PURCHASE
(Grant Notice)
Purchaser: [Name]
Number of shares of Common Stock: [Number of Shares]
Purchase Price per share of Common Stock: [Amount]
Aggregate Purchase Price: [Amount]
Date of Purchase: [Date]
Vesting Terms: All of the Purchased Shares are subject to forfeiture until they are vested, and shall vest according to the following vesting schedule:
[Vesting Schedule]

VISTACARE, INC.

By:

Name:

Title:

PURCHASER:

Signature

EXHIBIT B
To
THE STOCK PURCHASE AGREEMENT
SECTION 83(b) ELECTION
This statement is being made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:
Address:
Taxpayer Ident. No.:
(2)	The property with respect to which the election is being made is shares of the Common Stock of VistaCare, Inc.
(3)	The property was transferred on ____________, ______.
(4)	The taxable year for which the election is being made is the calendar year _________.
(5)	The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right will lapse in a series of annual and monthly installments over a ______ year period ending on _________, 20___.
(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ ____________ per share.
(7)	The amount paid for such property is $ ____________ per share.
(8)	A copy of this statement was furnished to VistaCare, Inc. for whom taxpayer rendered the services underlying the transfer of property.
(9)	This statement is executed on ____________, _________.

Spouse (if any)	Taxpayer
This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within 30 days after the date of the purchase. This filing should be made by registered or certified mail, return receipt requested. Purchaser must furnish a copy of the completed form to the Company. Purchaser must retain two copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.